EX-3.(ii)


                        INTERSTATE POWER COMPANY
                        (A DELAWARE CORPORATION)

                                 BY-LAWS

                         ADOPTED APRIL 20, 1925
                               AS AMENDED


               OCTOBER 24, 1938          MAY 2, 1973
               NOVEMBER 16, 1939         JUNE 13, 1979
               JUNE 28, 1943             NOVEMBER 19, 1980
               APRIL 11, 1944            JUNE 18, 1981
               MAY 24, 1944              JANUARY 1, 1982
               MAY 9, 1947               DECEMBER 13, 1982
               AUGUST 29, 1947           JANUARY 31, 1984
               AUGUST 21, 1953           JULY 24, 1986
               NOVEMBER 5, 1957          JULY 23, 1987
               JANUARY 16, 1958          OCTOBER 15, 1987
               FEBRUARY 11, 1959         DECEMBER 10, 1987
               FEBRUARY 17, 1965         JULY 20, 1989
               MAY 4, 1965               MAY 7, 1991
               JANUARY 16, 1969          JANUARY 26, 1996
               JULY 15, 1970             OCTOBER 1, 1996
               NOVEMBER 19, 1970         APRIL 17, 1997



                                 BY-LAWS
                                   OF
                        INTERSTATE POWER COMPANY
                        (A DELAWARE CORPORATION)


                               ARTICLE I.
                                OFFICES.

     Section 1: The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware. (Amended 2/17/65; 1/16/69.)

     Section 2: The Corporation may also have an office in the City of Dubuque, Iowa, and also offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require. (Amended 2/11/59; 2/17/65.)


                               ARTICLE II.
                                  SEAL.

     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced. (Amended 8/29/47.)


                              ARTICLE III.
                         STOCKHOLDERS' MEETINGS.

     Section 1: All meetings of the stockholders entitled to vote thereat shall be held in Dubuque, Iowa, or at such other location as set by the Board of Directors from time to time, at such place as designated by the Board of Directors and stated in the notice of meeting. (Amended 2/17/65; 1/16/69; 10/15/87.)

     Section 2: The annual meeting of the stockholders entitled to vote thereat shall be held in Dubuque, Iowa, or at such other location as set by the Board of Directors from time to time, at such place as designated by the Board of Directors and stated in the notice of meeting on the first Tuesday of May of each year at the hour of two o'clock P.M., local time in the place where the meeting is to be held, or on such other day and/or time as set by the Board of Directors from time to time, and stated in the notice of meeting. At said meeting the stockholders shall elect by a plurality vote, by ballot, a board of directors, the number and term of which shall be set by Section 1 and
Section 1(b) of Article IV of these By-Laws. The order of business at a stockholders' meeting shall be as follows:

     1. Call meeting to order.
     2. Proof of notice of meeting.
     3. Reading of minutes of last previous meeting.
     4. Reports of committees.
     5. Election of directors when that is the purpose of the meeting.
     6. Miscellaneous business.

(Amended 11/16/39; 4/11/44; 5/9/47; 2/17/65; 1/16/69; 1/1/82; 12/13/82;
7/23/87; 10/15/87; 12/10/87; 7/20/89; 5/7/91; 1/26/96.)

     Section 3: The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall be requisite and sufficient to constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented, when any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. (Amended 1/16/69.)

     Section 4: When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern; and control the decision of such question. (Added 2/17/65.)

     Section 5: At each meeting of the stockholders, every stockholder entitled to vote or to express consent or dissent to corporate action in writing without a meeting may vote or act in person or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney and delivered to the Secretary of the Corporation. But no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Unless otherwise provided in the Restated Certificate of Incorporation, as amended, each stockholder entitled to vote shall have one vote upon each matter submitted to a vote at a meeting of shareholders for each share of stock registered in his name on the record date fixed by the Board of Directors for said meeting or action by stockholders. The principle of cumulative voting shall not apply. The vote for directors, and, upon the demand of any stockholder entitled to vote, the vote upon any question before the meeting shall be by written ballot. All elections shall be had by plurality vote and all other questions shall be decided by a majority vote, except as otherwise provided by law, the Restated Certificate of Incorporation, as amended, or these By-Laws. (Amended 2/17/65; 1/16/69; 5/7/91.)

     Section 6: Unless otherwise required by law, written notice of any stockholders' meeting shall be mailed, postage prepaid, to each stockholder entitled to vote thereat at such address as appears on the records of the Corporation, which notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and said notice shall be given not less than ten (10) more than sixty (60) days before the date of the meeting. (Amended 1/16/69; 6/13/79.)

     Section 7: Subject to the provisions of Article Fourth of the Certificate of Incorporation, and unless otherwise prescribed by statute, special meetings of the stockholders for any purpose or purposes may be called by the Board of Directors, or by the Chairman of the Board of Directors, the President or a Vice-President, and shall be called at the request in writing of stockholders owning twenty-five percent (25%) of the shares of stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. (Amended 8/21/53; 11/5/57; 2/17/65; 1/16/69.)

     Section 8: Business transacted at any special meeting shall be confined to objects stated in the call and matters germane thereto.

     (Former Section 9 deleted 1/16/69)


                               ARTICLE IV.
                               DIRECTORS.

     Section 1: The property, business and affairs of this Corporation shall be managed by its Board of Directors. Such Board of Directors shall consist of: seven (7) directors. They shall be elected by the stockholders at the annual meeting of the stockholders of the Corporation, except as provided in SECTION 1(b) and SECTION 2 of this Article, and each director shall hold office until his successor is duly elected and qualified. Directors need not be stockholders. (Amended 4/11/44; 5/9/47; 2/17/65; 1/1/82; 12/13/82; 1/31/84; 7/24/86;
12/10/87; 5/7/91.)

     Section 1(a): The Chairman of the Board of Directors shall be chosen from among the directors. (Added 10/1/96.)

     Section 1(b): The Chairman of the Board of Directors shall preside at all meetings of the stockholders and the Board of Directors. In order to assist the Board of Directors in the formulation of policies to be pursued by the officers of the Corporation he shall provide oversight over major problems, policies and activities of the Corporation and make reports and recommendations as appropriate to ensure that policies of the Board of Directors are effected. He shall be a member and Chairman of the Executive Committee and shall ex-officio be a member of all standing committees and, except as otherwise provided in these By-Laws or ordered by the Board of Directors, shall appoint all special or other committees of the Board of Directors, and, in general, he shall perform such other duties as may, from time to time, be assigned to him by the Board of Directors. (Added 1/1/82; amended 7/24/86; 10/1/96.)

     Section 1(c): At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II, and Class III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors elected at the May 7, 1991 annual meeting and designated as members of such Class. At each annual meeting after the May 7, 1991 annual meeting, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and shall qualify. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

     Notwithstanding the foregoing, the Board of Directors may, by resolution adopted or to be adopted by them, require that directors mandatorily retire prior to the expiration of the term for which they are elected upon their attaining a particular age, as may be set by resolution of the Board, or upon their relocating from the Company's service area, subject to such short extensions within their elected term as the remaining directors may judge to be in the best interests of the Company.

     The foregoing provisions relating to the classification of the Board are subject to the provisions of Paragraph XII of Article FOURTH of the Restated Certificate of Incorporation, as amended.(Added 5/7/91; amended 10/1/96.)

     Section 1(d): Any director may be removed from office only for cause in accordance with Article Eighth, subparagraph (1) of the Restated Certificate of Incorporation, as amended. (Added 5/7/91; amended 10/1/96.)

     Section 2: Subject to the provisions of Paragraph XII of Article Fourth of the Certificate of Incorporation, vacancies on the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director at any meeting of the Board of Directors and the directors so chosen shall hold office until the next election of the Class for which such directors shall have been chosen and until their successors shall have been duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. (Added 2/17/65; amended 1/16/69; 6/13/79; 5/7/91.)

     Section 3: The directors may hold their meetings and have one or more offices and keep the books and records of the Corporation (except such as are required by law to be kept within the State of Delaware), at the office of the Corporation in the City of Dubuque, Iowa, or at such other places as they may from time to time determine. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micro-photographs, or any other information storage device; provided that the records so kept can be converted into clearly legible form within a reasonable time. (Amended 1/17/65; 1/16/69.)

     Section 4: In addition to the powers and duties by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 5: Compensation for attendance at a regular or special meeting of the Board of Directors, or of any committee thereof, shall be payable in such amounts as the Board shall determine by resolution from time to time, but only to directors or persons who are not full-time employees or officers of the Corporation. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. (Added 6/28/43; amended 5/24/44; 2/17/65; 6/13/79.)


                              ARTICLE IV-A.
                        DIRECTOR EMERITUS PROGRAM

     Section 1: Eligibility - All present non-employee Interstate Power Company directors are eligible for the program. (Added 4/17/97.)

     Section 2: Appointment - Each Director Emeritus is appointed by action of the Company's Board of Directors. (Added 4/17/97.)

     Section 3: Term Of Service - An individual is entitled to serve as a Director Emeritus for a period of two years, but not beyond age
70.  (Added 4/17/97.)

     Section 4: Compensation - Directors Emeriti are entitled to receive the annual retainer fee paid to the Company's or successor Company's regular directors, but are not entitled to meeting fees. (Added 4/17/97.)

     Section 5: Scope Of Involvement - Directors Emeriti are invited to attend the annual stockholders meeting, the annual Board of Directors meeting, and the Annual Board field trip. They will also be available to consult with and advise the Chairman of the Board, the Vice Chairman of the Board and the Chief Executive Officer. Directors Emeritus shall not be entitled to vote on Board matters. (Added 4/17/97.)

     Section 6: Security Law Compliance - Directors Emeriti will be considered "insiders" and remain subject to the reporting and short swing profit recovery provisions of Section 16 of the 1934 Securities Act. (Added 4/17/97.)

     Section 7: Indemnification - Directors Emeriti will remain eligible for indemnification from the Company to the same extent as regular Directors and will be covered by the Directors and Officers Liability Insurance Policy. (Added 4/17/97.)


                               ARTICLE V.
                   MEETINGS OF THE BOARD - COMMITTEES.

     Section 1: A regular meeting of the Board of Directors shall be held annually immediately following the annual meeting of the stockholders, and other regular meetings of the Board shall be held at such time and place as may be fixed by resolution of the Board. No notice of regular meetings of the Board shall be required. Any meeting of the Board may be held either within or without the State of Delaware.

     Section 2: At all meetings of the Board a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. (Amended 2/17/65.)

     Section 3: Special meetings of the Board may be called by the Chairman, the President or any two directors on two days' notice by mail or one day's notice by telephone or telegraph to each director, which notice shall state the time, place and purpose of the holding thereof. (Amended 8/21/53; 11/5/57; 2/17/65.)

     Section 4: The Board of Directors may designate and appoint a standing committee to be known as the "Executive Committee" to consist of three members, including the Chairman, with the full powers of the Board of Directors in the management of the business and affairs of the Corporation including the declaration of a dividend, the issuance of stock and the voting powers, designations, preferences, and relative, participating, optional or other rights thereof, if any, or the qualifications, limitations or restrictions thereof, if any, (except as the Board of Directors shall otherwise direct and except when the Board of Directors shall be in session), but subject to the restrictions of
Section 5 of this Article and of any applicable statute, and with power to authorize the seal of the Corporation to be affixed to all papers which may require it. (Added 2/17/65; amended 11/19/70; 6/13/79; 1/1/82; 7/23/87.)

     Section 5: The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees in addition to the Executive Committee, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided by the resolution, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. (Added 2/17/65; amended 11/19/70; 6/13/79.)

     Section 6: Each committee shall keep regular minutes of its meetings and report the same to the Board when required. (Added
2/17/65.)

     Section 7: Unless otherwise restricted by statute, or by the Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee. (Added 2/17/65.)


                               ARTICLE VI.
                                OFFICERS

     Section 1: The officers of the Corporation shall be a Chief Executive Officer, a President, an Executive Vice-President, one or more other Vice-Presidents, a Secretary, a Treasurer, a Controller, an Assistant Controller, and one or more Assistant Secretaries and Assistant Treasurers, who shall be elected by the Board of Directors at its first meeting after each annual meeting of the stockholders. (Amended 10/24/38; 8/21/53; 11/5/57; 2/17/65; 6/13/79; 1/1/82;
10/1/96.)

     Section 2: The Board may appoint such other officers and agents as it shall deem necessary, who shall have such authority and perform such duties as from time to time shall be prescribed by the Board or the President. (Amended 1/1/82.)

     Section 3: The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

     Section 4: The officers of the Corporation shall hold office for one year and until their successors are elected and qualified. Any officers elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. (Amended 2/17/65.)


                              ARTICLE VII.
                           DUTIES OF OFFICERS.

     Section 1: Chief Executive Officer. The Chief Executive Officer of the Corporation shall have general management of the business of the Corporation, but may delegate duties and powers to the President; and in general he shall perform such other duties as may, from time to time, be assigned to him by the Board of Directors. In the absence or disability of the Chairman of the Board, the Chief Executive Officer shall act as Chairman of the Executive Committee and shall preside at all meetings of the stockholders and meetings of the Board of Directors and he shall be an ex-officio member of all standing committees.
(Added 10/1/96.)

     Section 2: President. The President shall be the chief operating officer of the Corporation and as such shall have general and active management of and exercise general supervision over the business and property of the Corporation and shall have such other power and duties as usually appertain to the office of President and as may be assigned to him by the Chairman of the Board or by the Board of Directors. In the absence or disability of the Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation and act as Chairman of the Executive Committee; also in the absence or disability of the Chairman, he shall preside at all meetings of the stockholders and meetings of the Board of Directors; he shall ex-officio be a member of all standing committees. (Amended 8/21/53; 11/5/57; 2/17/65; 11/19/70; 6/13/79; 11/19/80; 1/1/82; 10/1/96.)

     Section 3: Vice-Presidents. In the absence or disability of the President, the Executive Vice-President shall perform the duties and exercise the powers of the President. If other Vice-Presidents are elected, they shall have such powers and perform such duties as the President or Board of Directors shall from time to time assign to them. (Amended 10/24/38; 8/21/53; 11/5/57; 2/17/65; 11/19/70; 6/13/79;
1/1/82; 10/1/96.)

     Section 4: Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the stockholders and Board of Directors, and shall record all votes and other proceedings in a book to be kept for that purpose. He shall give, or cause to be given, all required notices of meeting of the stockholders and Board of Directors. He shall have the custody of the seal of the Corporation and of its records and shall perform such other duties as usually appertain to the office of Secretary and as may be prescribed by the President or the Board of Directors. He shall be sworn to the faithful discharge of his duty. The Assistant Secretaries shall perform such duties as shall be delegated to them by the Board of Directors, the President or the Secretary. (Amended 8/21/53; 11/5/57; 2/17/65; 11/19/70; 6/13/79;
1/1/82; 10/1/96.)

     Section 5: Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds, and securities, and shall keep full and accurate accounts of receipts and disbursements in books of the Corporation to be kept for that purpose, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation, in such depositaries as may be designated by authority of the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the President taking proper vouchers for such disbursements, and shall render to the Board of Directors, at the regular meetings of the Board, or whenever it may so require, an account of all his transactions as Treasurer and of the financial condition of the Corporation and shall have such other powers and duties as may be assigned to him by the President or the Board of Directors. The Assistant Treasurers shall perform such duties as shall be delegated to them by the Board of Directors, the President or the Treasurer. (Amended 8/21/53; 11/5/57; 2/17/65; 11/19/70; 6/13/79; 1/1/82; 10/1/96.)

     Section 6: Controller and Assistant Controller. The Controller shall be the principal accounting officer and as such shall have charge of the books and accounts of the Corporation subject to the direction of the President. He shall keep or cause to be kept full and complete books of account of all operations of the Corporation and of its assets and liabilities (except those kept by the Treasurer as herein provided).

     He shall render to the Chairman, the President and the Board of Directors, as and when requested, reports of the operations and business of the Corporation and of its financial condition.

     He shall have such other powers and perform such other duties as the President and the Board of Directors may from time to time assign to him. The Assistant Controller shall perform such duties as shall be delegated to him or her by the Board of Directors, the President or the Controller. (Added 2/17/65; amended 11/19/70; 6/13/79; 1/1/82;
10/1/96.)

     Section 7: The Board of Directors may, by resolution, require any officers of the Corporation to furnish bonds conditioned for the faithful performance of their respective duties as such officers, with a surety company satisfactory to such Board as surety, the expense of which shall be paid by the Corporation. (Amended 8/21/53; 11/5/57; 10/1/96.)


                              ARTICLE VIII.
                          OFFICERS - VACANCIES.

     If the office of the Chief Executive Officer, President, the Executive Vice-President, Vice-President, Secretary, Treasurer, Controller, or other officer or agent, one or more, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the directors then in office may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred. (Amended 8/21/53; 11/5/57; 2/17/65; 1/1/82; 10/1/96.)


                               ARTICLE IX.
                  DUTIES OF OFFICERS MAY BE DELEGATED.

     In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer, or to any director, for the time being.


                              ARTICLE IX-A.
                INDEMNIFICATION OF DIRECTORS AND OTHERS
                           BY THE CORPORATION.

     Provided he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful, every person (and the heirs, executors and administrators of such person) who is or was a director, officer, employee or attorney of the Corporation, or of any partnership, joint venture, trust or other enterprise or of any other corporation which he served or is serving as such at the request of the Corporation, and, as to such other corporation, in which the Corporation owns shares of capital stock or is a creditor, shall be indemnified by the Corporation against all legal and other fees and expenses (including judgements, fines or penalties and amounts paid, other than to the Corporation, or actually and reasonably incurred in connection with settlements, whether with or without court approval, made with a view to curtailment of costs of litigation and with the approval of a majority of the Directors of the Corporation then in office other than those who have incurred expenses in relation to the matter for which indemnification is or has been sought, whether or not such majority constitutes a quorum, or if there are no such Directors then with the approval of independent Counsel appointed by the Board) actually and reasonably incurred by him in connection with or resulting from any threatened, pending or completed claim, action, suit or proceeding (whether brought by or in the right of the Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative, or any appeal therein, in which he is made a party by reason of his serving or having served at the request of the Corporation as a director, officer, employee or attorney of the Corporation, or such other corporation, partnership, joint venture, trust or other enterprise, before or after the adoption of this By-Law. Such person shall be indemnified against expenses (including attorneys fees) except in relation to matters as to which he shall be finally determined as a result of such claim, action, suit or proceeding to be liable to the Corporation, whether such determination is made by a court of competent jurisdiction or, in the absence of that, either by such majority of directors not seeking indemnification, acting on the advice of Counsel, or by independent Counsel appointed by the Board, unless and only to the extent a court of competent jurisdiction, upon timely application being made, despite a final determination of liability, determines that in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. Expenses incurred with respect to any claim, action, suit or proceeding of the character above described shall be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Article IX-A. In the case of any claim, action, suit or proceeding (whether civil, administrative or investigative), a judgment in or settlement of a civil, administrative or investigative claim, action, suit or proceeding, or in the case of a criminal action, suit or proceeding, a conviction or judgment (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial) shall not be deemed a determination or create a presumption that such director, officer, employee or attorney, or former director, officer, employee, or attorney, did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Notwithstanding any prior judgement, settlement or conviction as aforesaid, indemnification hereunder shall be mandatory upon the determination that such director, officer, employee, or attorney, or former director, officer, employee, or attorney, was acting in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The indemnification and advancement of expenses granted hereunder shall not be deemed exclusive of any other rights to which such director, officer, employee, or attorney may be entitled under any agreement, vote of stockholders, or at law or in equity or otherwise, and the indemnification hereby granted shall be in addition to and not in restriction or limitation of any other privilege or power which the Corporation may lawfully exercise with respect to the indemnification or advancement of expenses to directors, officers, employees, or attorneys, or persons formerly holding such positions. For the purposes of this Article IX-A, references to the "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees, or attorneys, so that any person who is or was a director, officer, employee, or attorney of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or attorney of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article IX-A with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. (Adopted by stockholders 5/4/65; amended 7/15/70; 5/2/73; 6/13/79; 10/15/87.)

     All of the rights, privileges and immunities extended to directors of the Company by this By-Law are also extended to Directors Emeriti of the Company. As used in this By-Law, Article IX-A, director shall mean either a director of the Company elected by the shareholders or the Board of Directors or a Director Emeritus appointed by the Board of Directors of the Company. (Added 4/17/97.)


                              ARTICLE IX-B.
                REGARDING DUTIES OF DIRECTORS AND OTHERS.

     Section 1: Unless otherwise provided by statute, or by the Certificate of Incorporation, no liability shall attach to any person (and the heirs, executors and administrators of such person) who is or was a director, Director Emeritus, officer, employee or attorney of the Corporation, or of any partnership, joint venture, trust or other enterprise in which position he is or was acting as such at the request of the Corporation, or of any other corporation which he served or is serving as such at the request of the Corporation, and in which the Corporation owns shares of capital stock or is a creditor (hereinafter in this Article referred to as "such person"), who shall perform or have performed his duties in good faith in a manner he reasonably believes or believed to be in or not opposed to the best interests of the Corporation with such care that an ordinarily prudent person in a like position would use under similar circumstances. (Added 6/18/81; amended 10/15/87; amended 4/17/97.)

     Section 2: Any "such person" in the performance of his duties shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by: (a) one or more officers or employees of the Corporation whom "such person" reasonably believes to be reliable and competent in the matters presented, (b) counsel, public accountants, appraisers or other persons as to matters which "such person" reasonably believes to be within the other person's professional or expert competence, or (c) a committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Certificate of Incorporation of the By-Laws, as to matters within its designated authority, which committee "such person" reasonably believes to merit confidence; but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. Any "such person" who so performs his duties for the Corporation shall have no liability by reason of such reliance. (Added 6/18/81.)

     Section 3: No "such person" who makes or causes to be made any disclosure in any application, report or document found to be misleading with respect to any material fact shall have any liability who shall sustain the burden of proof with respect to (a) any matter not purporting to be made on the authority of an expert, and not purporting to be a copy of or extract from a report or valuation of an expert, and not purporting to be made on the authority of a public official document or statement, that he had, after reasonable investigation, reasonable ground to believe and did believe, at the time such matter was published, that the statements therein were true and that there was no omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (b) as regards any matter purporting to be made upon his authority as an expert or purporting to be a copy of or extract from a report or valuation of himself as an expert, (i) he had, after reasonable investigation, reasonable ground to believe and did believe, at the time such matter was published, that the statements therein were true and that there was no omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) such matter did not fairly represent his statement as an expert or was not a fair copy of or extract from his report or valuation as an expert; and (c) as regards any matter purporting to be made on the authority of an expert (other than himself), he had no reasonable ground to believe and did not believe, at the time such matter was published, that the statements therein were untrue or that there was an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that such matter did not fairly represent the statement of the expert or was not a fair copy of or extract from the report or valuation of the expert; and (d) as regards any matter purporting to be a statement made by an official person or purporting to be a copy of or extract from a public official document, he had no reasonable ground to believe and did not believe, at the time such matter was published, that the statements therein were untrue, or that there was an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that such matter did not fairly represent the statement made by the official person or was not a fair copy of or extract from the public official document. (Added 6/18/81.)

     Section 4: In determining, for the purpose of Section 3 of this Article, what constitutes reasonable investigation and reasonable ground for belief, the standard of reasonableness shall be that required of a prudent man in the management of his own property. (Added 6/18/81.)

     Section 5: Any suit for liability as above provided may be to recover only such damages as shall represent the difference between the amount paid for the security issued by the Corporation (not exceeding the price at which the security was offered to the public) and (i) the value thereof as of the time such suit was brought, or (ii) the price at which such security shall have been disposed of in the market before suit, or (iii) the price at which such security shall have been disposed of after suit but before judgment if such damages shall be less than the damages representing the difference between the amount paid for the security (not exceeding the price at which the security was offered to the public) and the value thereof as of the time such suit was brought: Provided, that if the defendant proves that any portion or all of such damages represents other than the depreciation in value of such security resulting from such material misleading matter, with respect to which his liability is asserted, not being true or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, such portion of or all such damages shall not be recoverable. (Added 6/18/81.)

     Section 6: All or any one or more of the persons held liable as above provided in Section 5 of this Article shall be jointly and severally liable, and every person who becomes so liable to make any payment may recover contribution as in cases of contract from any person who, if sued separately, would have been liable to make the same payment, unless the person who has become liable was, and the other was not, guilty of fraudulent misrepresentation. (Added 6/18/81.)

     Section 7: In no case shall the amount recoverable exceed the price at which the security was offered to the public. (Added 6/18/81.)


                               ARTICLE X.

     Section 1: Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. (Amended 8/29/47; 2/17/65; 1/16/69; 1/1/82.)

     Section 2: If the Corporation shall be authorized to issue more than one class of stock, or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class of stock; provided, however, that except as otherwise provided by statute, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. (Added 2/17/65.)


                               ARTICLE XI.
               TRANSFER OF STOCK, FIXING RECORD DATE, ETC.

     Section 1: The shares of stock of the Corporation shall be transferable as provided in the Uniform Commercial Code as enacted in the State of Delaware. (Amended 1/16/69.)

     Section 2: In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. (Amended 1/16/58; 2/17/65; 1/16/69.)

     Section 3: The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

     Section 4: The Board of Directors may appoint one or more transfer agents and registrars for its stock, and may require all stock certificates to bear the signature either of a transfer agent or of a registrar, or both.


                              ARTICLE XII.
                 LOST, STOLEN OR DESTROYED CERTIFICATES.

     Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact and advertise the same in such manner as the Board of Directors may require, and shall give the Corporation and/or the transfer agents and/or the registrars, if they shall so require, a bond of indemnity, in form and with one or more sureties satisfactory to the Board, and/or the transfer agents and/or the registrars, in such sum as they may direct, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed, but always subject to the approval of the Board of Directors. (Amended 2/17/65; 1/16/69.)


                              ARTICLE XIII.
                          INSPECTION OF BOOKS.

     The Board of Directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and the stockholder's rights in this respect are and shall be restricted and limited accordingly.


                              ARTICLE XIV.
                             CONTRACTS, ETC.

     Section 1: All checks, notes, drafts, acceptances or other demands or orders for the payment of money of the Corporation shall be signed by such officer or officers or person or persons as the Board of Directors may from time to time designate.

     Section 2: All contracts, deeds, mortgages, leases or instruments that require the corporate seal of the Corporation to be affixed thereto shall be signed by the President or a Vice-President, and by the Secretary, or an Assistant Secretary, or by such other officer or officers, or person or persons, as the Board of Directors may by resolution prescribe. (Amended 8/21/53; 11/5/57; 2/17/65; 1/1/82.)


                               ARTICLE XV.
                              FISCAL YEAR.

     The fiscal year shall be the calendar year.


                              ARTICLE XVI.
                               DIVIDENDS.

     Subject to the provisions of law and of the Certificate of Incorporation, the Board of Directors shall have absolute discretion in the declaration of dividends and in fixing and changing the date for the declaration and payment of dividends. Before payment of any dividend or making any distribution of profits, the Board of Directors may set aside, out of the surplus or net profits of the Corporation, such sum or sums as the directors may from time to time in their absolute discretion deem proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other purpose which the directors shall think conducive to the interests of the Corporation and the directors may modify or abolish any such reserve. (Amended 2/17/65.)


                              ARTICLE XVII.
                                NOTICES.

     Section 1: Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation or, in default of other address, to such director, officer or stockholder at the General Post Office in the City of Dubuque, Iowa. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram. (Amended 2/17/65.)

     Section 2: Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. (Amended 2/17/65.)


                             ARTICLE XVIII.
                               AMENDMENTS.

     These By-Laws may be altered, amended or repealed, and new By-Laws may be made at any annual, regular or special meeting of the stockholders by the affirmative vote of a majority in interest of the stock then issued and outstanding and entitled to vote, or at any regular or special meeting of the Board of Directors by the affirmative vote of a majority of such Board.